Exhibit 99.1

       Per-Se Technologies Reports First Quarter 2006 Results;
             First Quarter Performance Exceeds Guidance;
    Adjusted Cash Flow from Continuing Operations of $45 million;
        Acquisition Debt Reduced by $50 million through April

    ALPHARETTA, Ga.--(BUSINESS WIRE)--May 9, 2006--Per-Se Technologies, Inc. (Nasdaq: PSTI), the leader in Connective Healthcare solutions that help physicians, pharmacies, hospitals and healthcare organizations realize their financial goals, today released its financial results for the first quarter ended March 31, 2006. The Company has included the financial results of the NDCHealth businesses acquired on January 6, 2006, in its consolidated financial statements for the first quarter of 2006.
    The Company reported the following highlights from its first quarter, which includes non-GAAP measures that are discussed in more detail later in the press release:

    -- On a GAAP basis, revenue was $146.2 million, operating income was $0.2 million, and a loss from continuing operations was $8.6 million or $0.22 per share.

    -- Revenue increased 59% in the first quarter to $146.2 million from $92.0 million a year ago.

    -- Adjusted cash flow from continuing operations increased 240% to $44.7 million, compared to cash flow from continuing operations of $13.2 million in the first quarter last year.

    -- Adjusted consolidated operating income increased 71% in the first quarter to $18.5 million from consolidated operating income $10.9 million a year ago. Adjusted consolidated operating margin expanded to 12.7% from a consolidated operating margin of 11.8% a year ago.

    -- First quarter performance exceeded the Company's previous adjusted diluted earnings per share guidance of $0.17 to $0.20. On a comparable basis, first quarter adjusted diluted earnings per share was $0.24.

    -- The Company retired $40 million of its outstanding Term Loan B debt during the first quarter of 2006, and reduced debt by an additional $10 million in April.

    -- As a result of accounting for deferred taxes related to the NDCHealth transaction, the Company's GAAP tax rate is approximately 40% beginning in the first quarter of 2006. The Company's cash-tax paying rate is approximately 5% due to the utilization of net operating loss carryforwards.

    -- The Company reiterated 2006 adjusted EBITDA guidance of $142 million to $147 million and adjusted cash flow from continuing operations guidance of $100 million to $110 million. Full year adjusted diluted earnings per share guidance is $0.81 to $0.87 using the GAAP tax rate of 40%. The only change from previous guidance of $1.30 to $1.40 per share is the increase in the GAAP tax rate.

    During the first quarter of 2006, the Company incurred non-cash stock-based compensation expense related to the adoption of SFAS 123(R) of approximately $0.9 million. The Company also recorded the following related to the NDCHealth acquisition: a non-cash expense of approximately $13.3 million related to the write-off of in-process research and development; a non-cash tax benefit of $1.5 million related to the partial release of its deferred tax asset valuation allowance; and transition and integration costs of $4.1 million.
    Cash flow from continuing operations for the quarter ended March 31, 2006, was $23.1 million. During the first quarter, the Company used $21.6 million in operating cash related to the NDCHealth acquisition transition and integration. Excluding these transition and integration costs, adjusted cash flow from continuing operations was $44.7 million for the first quarter of 2006.
    During the first quarter, the Company began recording its income tax provision at a rate of approximately 40%. Prior to the first quarter of 2006, the Company's GAAP tax provision rate was consistent with its cash tax-paying rate, and was the basis for the Company's 2006 diluted earnings per share guidance. This change in the Company's GAAP tax provision rate was due to the accounting for deferred taxes related to the acquisition of NDCHealth. The change in the Company's GAAP tax provision rate has no impact on the Company's cash tax-paying rate or its cash flow. The Company continues to have federal net operating loss carryforwards of approximately $375 million as of December 31, 2005 that it expects to be able to use to offset cash taxes payable for the foreseeable future.
    On a non-GAAP basis, excluding the impact of the higher tax provision rate and for purposes of comparison to previously issued guidance, the Company reported first quarter adjusted operating income of $18.5 million, or 12.7% of revenue, and adjusted income from continuing operations of $10.2 million, or $0.24 per diluted share. The non-cash impact of the higher tax provision rate on first quarter adjusted income from continuing operations was approximately $3.9 million, or $0.09 per diluted share. Including the impact of the higher tax provision rate, adjusted income from continuing operations was $6.3 million, or $0.15 per diluted share. These adjusted results exclude the NDCHealth acquisition-related costs, stock-based compensation expense, and the non-cash tax benefit related to the partial release of deferred tax valuation allowance.
    For comparison purposes, in the first quarter of 2005 on a GAAP basis, the Company reported revenue of $92.0 million and operating income of $10.9 million, or 11.8% of revenue. Income from continuing operations was $9.4 million, or $0.29 per diluted share, in the first quarter of 2005.
    "Our first quarter results exceeded our expectations for adjusted earnings and cash flow due to the strength of our operations," said Philip M. Pead, chairman, president and chief executive officer of Per-Se Technologies. "The integration of our NDCHealth acquisition is proceeding very well and we are excited about the future as we begin to leverage our market-leading solutions and services. In addition, we continue to expect to achieve cost savings during 2006 towards the high end of our range of $15 million to $20 million related to the integration."

    Business Segment Performance

    The following business segment review references adjusted operating income for the first quarter of 2006, which excludes acquisition-related costs and stock-based compensation expense.

    Physician Solutions Division

    The Physician Solutions division reported revenue of $77.3 million and adjusted operating income of $10.3 million, or 13.3% of revenue, for the first quarter of 2006, compared to revenue and operating income of $67.2 million and $8.6 million, respectively, or 12.8% of revenue, for the same quarter of 2005.
    This division's outsourced receivables management business had net new business sold in the first quarter of approximately $3 million, which compares to net new business sold of approximately $5 million in the same quarter a year ago. The Company defines net new business sold as the annualized revenue value of new contracts signed in a period, less the annualized revenue value of terminated business in that same period.
    "Our physician outsourcing business exceeded our expectations during the first quarter with good revenue growth and margins," commented Pead. "With a strong new business pipeline, we continue to expect this division to achieve our full year guidance for net new business sold of $25 million to $35 million."
    The Physician Solutions division had a net backlog of approximately $11 million as of March 31, 2006, versus a net backlog of $5 million a year ago. Net backlog represents the expected annualized revenue related to new contracts signed with the business still to be implemented, less the expected annualized revenue related to existing contracts where discontinuance notification has been received.

    Hospital Solutions Division

    The Hospital Solutions division reported revenue of $43.5 million and adjusted operating income of $10.6 million, or 24.3% of revenue, for the first quarter of 2006. This compares to revenue of $28.4 million and operating income of $6.4 million, or 22.7% of revenue, in the same quarter of 2005.
    New business sold in the Hospital Solutions division was approximately $7 million in the first quarter, which compares to new business sold of approximately $6 million in the same quarter a year ago. The Company expects this division to achieve $20 million to $30 million of new business sold in 2006.
    "Both our revenue cycle and resource management operations met our expectations during the first quarter," stated Pead. "We are progressing well on our plans to leverage our market-leading revenue cycle management products across our expanded customer base since the NDCHealth acquisition."

    Pharmacy Solutions Division

    The Pharmacy Solutions division reported revenue of $29.4 million and adjusted operating income of $4.2 million, or 14.3% of revenue, for the first quarter of 2006.
    Pharmacy Solutions' new business sold in the first quarter of 2006 was approximately $6 million. The Company expects this division to achieve new business sold of $25 million to $35 million in 2006.
    "Our Pharmacy operations exceeded our expectations in the first quarter," stated Pead. "We had strong network volume driven in part by the implementation of our Medicare Part D eligibility and TrOOP contracts at the beginning of the year. We also continue to gain traction in the pharmacy systems market, with a strong sales pipeline for our new products for chain pharmacies as well as independent and mail order pharmacy operators."

    Financial Guidance for 2006

    The Company expects consolidated 2006 revenue to be in the range of $625 million to $635 million. Excluding acquisition related costs and stock compensation expenses, consolidated adjusted operating income for full year 2006 is expected to be in the range of $90 million to $96 million, or 14.5% to 15.0% of revenue. Consolidated adjusted EBITDA for full year 2006 is expected to be in the range of $142 million to $147 million.
    The Company expects full year 2006 adjusted cash flow from continuing operations to be in the range of $100 million to $110 million, excluding expected NDCHealth transition and acquisition-related costs. The Company expects capital expenditures and capitalized software development costs to be between $40 million and $42 million.
    Including the revised GAAP tax provision rate, the Company's adjusted diluted earnings per share guidance for 2006 is now in a range of $0.81 to $0.87. Full year 2006 adjusted diluted earnings per share guidance was unchanged in a range of $1.30 to $1.40 prior to the increase in the Company's tax rate for GAAP purposes as discussed above. Adjusted diluted earnings per share guidance for 2006 excludes expected transition and integration-related costs related to the NDCHealth merger, the in-process research and development write-off expense, the partial release of the Company's deferred tax asset valuation allowance, and the impact of adopting SFAS 123(R).
    On a quarterly basis, the Company revised its expected adjusted diluted earnings per share from continuing operations for the second quarter to a range of $0.17 to $0.19. For the third quarter, adjusted diluted earnings per share from continuing operations are expected to be in the range of $0.23 to $0.25.
    "Our first quarter results provide a strong start to 2006," Pead stated. "Each of our business segments performed well and we expect to continue to deliver strong earnings and cash flow growth throughout 2006."

    Conference Call

    Per-Se will host a conference call for institutional investors and security analysts at 10:00 a.m. Eastern time today, May 9, 2006. All interested investors are invited to access a live audio broadcast of the call via webcast. The webcast can be accessed at www.per-se.com in the "Investor Relations" section by selecting the webcast link. For those unable to listen to the live broadcast of the call, a replay will be available shortly after completion of the call and will be archived on Per-Se's website for approximately 60 days.

    About Per-Se Technologies

    Per-Se Technologies (Nasdaq: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se enable physicians, pharmacies and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se's Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

    Safe Harbor Statement

    This Press Release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Press Release include the intent, belief or current expectations of the Company and members of its management team with respect to the Company's future business operations as well as the assumptions upon which such statements are based. Forward-looking statements include specifically, but are not limited to: 2006 projections, costs and revenue growth, margin and other financial projections; full year 2006 new business sold forecasts; the Company's ability to successfully integrate and capitalize on synergies associated with the acquisition of NDCHealth; and the impact of adopting SFAS 123 (R). Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to implement successfully sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company's clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any benefit from an additional release of the tax valuation allowance; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company's business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company's Risk Factor disclosures in its Form 10-K for the year ended December 31, 2005. The Company disclaims any responsibility to update any forward-looking statements.



                       PER-SE TECHNOLOGIES, INC.
                      CONDENSED SEGMENT REPORTING
                       (unaudited, in thousands)
                                                       Three Months
                                                           Ended
                                                         March 31,
                                                     -----------------
                                                         2006    2005
                                                      -------- -------
Revenue
   Physician Solutions                               $ 77,326 $67,190
   Hospital Solutions                                  43,527  28,364
   Pharmacy Solutions                                  29,401     n/a
   Eliminations                                        (4,013) (3,524)
                                                      -------- -------
     Consolidated                                    $146,241 $92,030
                                                      ======== =======

Adjusted Operating Income
(a non-GAAP measure)(1)
   Physician Solutions                               $ 10,307 $ 8,568
   Hospital Solutions                                  10,594   6,429
   Pharmacy Solutions                                   4,209     n/a
   Corporate                                           (6,578) (4,144)
                                                      -------- -------
     Consolidated                                    $ 18,532 $10,853
                                                      ======== =======

(1) Operating income for the first quarter of 2006 is adjusted to exclude NDCHealth integration and transition costs, the write off of in-process research & development, and stock-based compensation expense. See the reconciliation of adjusted operating income to GAAP operating income by business segment provided in this release for further information.



                       PER-SE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                       (unaudited, in thousands)

                                                      March   December
                                                       31,      31,
                                                       2006     2005
                                                     -------- --------

Assets
Cash and cash equivalents                           $ 35,908 $ 61,161
Restricted cash                                           43       20
Accounts receivable, net                              92,752   54,397
Other current assets                                  18,307    6,539
Property and equipment, net                           42,168   16,843
Goodwill                                             382,486   38,199
Other intangible assets                              306,888   21,946
Deferred income tax asset, net                        33,658   30,294
Other                                                 16,872   10,124
                                                     -------- --------
                                                    $929,082 $239,523
                                                     ======== ========

Liabilities and Stockholders' Equity
Current liabilities                                 $ 96,810 $ 38,249
Deferred revenue                                      37,608   25,821
Current portion of long-term debt                        269      135
Long-term debt                                       520,495  125,490
Other long-term obligations                           33,484    5,312
Stockholders' equity                                 240,416   44,516
                                                     -------- --------
                                                    $929,082 $239,523
                                                     ======== ========

                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands except per share data)

                                                       Three Months
                                                            Ended
                                                         March 31,
                                                      ----------------
                                                         2006    2005
                                                      -------- -------

Revenue                                              $146,241 $92,030
                                                      -------- -------

Cost of services                                      101,605  60,037
Selling, general and administrative                    44,460  21,140
                                                      -------- -------
 Operating income                                         176  10,853
Interest expense, net                                   7,881   1,169
                                                      -------- -------
Income (loss) before income taxes                      (7,705)  9,684
Income tax expense (1)                                    861     253
                                                      -------- -------
Income (loss) from continuing operations               (8,566)  9,431
Loss from discontinued operations, net of tax             (25)     --
                                                      -------- -------
 Net income (loss)                                   $ (8,591)$ 9,431
                                                      ======== =======

Diluted net income (loss) per common share:
 Adjusted income from continuing operations          $   0.15    0.29
  Stock-based compensation expense, net of tax          (0.01)     --
  In-process research & development expense             (0.31)     --
  NDCHealth transition and integration costs, net of
   tax                                                  (0.06)     --
  Partial release of deferred tax valuation allowance    0.03      --
                                                      -------- -------
 Income (loss) from continuing operations (2)           (0.20)   0.29
 Loss from discontinued operations, net of tax             --      --
                                                      ----------------
 Net (loss) income - diluted (2)                     $  (0.20)$  0.29
                                                      ======== =======
 Net loss - basic (and diluted for GAAP
  purposes) (2)                                      $  (0.22)
                                                      ========

Weighted average shares used in computing diluted
 earnings per share (2)                                43,317  32,522
                                                      ======== =======
Weighted average shares used in computing GAAP net
 loss per share (2)                                    38,414
                                                      ========

(1) The Company had GAAP taxable income as a result of expenses that were not allowable as tax deductions. The most significant item in the quarter was the non-cash write off of $13.3 million related to in-process research & development related to the NDCHealth acquisition.

(2) As the Company had a loss from continuing operations for the three months ended March 31, 2006, diluted earnings per share calculated on a GAAP basis would be the same as basic earnings per share. The weighted average shares calculation would exclude approximately 5.7 million shares related to dilutive options and warrants that are included above. The Company has provided fully diluted earnings per share from continuing operations to facilitate comparisons to previously issued guidance.


                       PER-SE TECHNOLOGIES, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (unaudited, in thousands)

                                                    Three Months Ended
                                                         March 31,
                                                    ------------------
                                                        2006     2005
                                                    --------- --------
Cash Flows From Operating Activities:
Net (loss) income                                     $(8,591) $9,431
Adjustments to reconcile net (loss) income to cash
 provided by operating activities:
        Depreciation and amortization                  25,446   3,752
        Amortization of debt issuance costs               553     343
        Stock-based compensation expense                  931      --
        Deferred taxes                                 (3,225)     --
        Changes in assets and liabilities,
         excluding effects of acquisitions and
         divestitures                                   8,025    (364)
                                                    --------- --------
 Net cash provided by operating activities             23,139  13,162
                                                    --------- --------

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired                   (429,866)     --
Purchases of property and equipment                    (3,422) (2,552)
Software development costs                            (3,901)  (2,073)
Other                                                     --      (50)
                                                    --------- --------
 Net cash used for investing activities              (437,189) (4,675)
                                                    --------- --------

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options             1,501   1,402
Proceeds from borrowings                              435,000      --
Treasury stock purchase                                    --  (9,890)
Deferred financing costs                               (7,662)     --
Repayments of debt                                    (40,067)     --
Other                                                      25      42
                                                    --------- --------
 Net cash provided by (used for) financing
  activities                                          388,797  (8,446)
                                                    --------- --------

Cash and Cash Equivalents:
Net change in cash                                    (25,253)     41
Balance at beginning of period                         61,161  42,422
                                                    --------- --------
Balance at end of period                              $35,908 $42,463
                                                    ========= ========


                       PER-SE TECHNOLOGIES, INC.
       ITEMS EXCLUDED IN CALCULATION OF NON-GAAP INCOME AND EPS
            (unaudited, in thousands except per share data)

                                                First Quarter 2006
                                             -------------------------
                                                               Tax-
                                                      After-  adjusted
                                             Pre-tax    tax     EPS
                                             -------------------------

Non-cash stock compensation expense             $931    $559    $0.01

Non-cash in-process research & development
 expense                                     $13,300 $13,300    $0.31

NDCHealth transition and integration
 expenses                                     $4,125  $2,475    $0.06

Non-cash tax benefit from partial reversal of
   deferred tax asset valuation allowance    $(1,515)$(1,515)  $(0.03)


                                        Full Year 2006
                         ---------------------------------------------
                                                         Tax-adjusted
                              Pre-tax        After-tax        EPS
                         ---------------------------------------------

Non-cash stock
 compensation expense      $8,000 - 9,000 $4,800 - 5,400 $0.11 - 0.12

Non-cash in-process
 research & development
 expense                          $13,300        $13,300        $0.31

NDCHealth transition and
 integration expenses    $10,000 - 12,000 $6,000 - 7,200 $0.14 - 0.17

Non-cash tax benefit from
 partial reversal of
 deferred tax asset
 valuation allowance              $(1,515)       $(1,515)      $(0.03)


                       PER-SE TECHNOLOGIES, INC.
            RECONCILIATION OF ADJUSTED OPERATING INCOME TO
               GAAP OPERATING INCOME BY BUSINESS SEGMENT
                     (unaudited) ($ in thousands)

                                                      Quarter ended
                                                       March 31, 2006
                                                     -----------------
                                                             Operating
                                                               Margin
                                                             ---------
Physician Solutions:
  Adjusted operating income (a non-GAAP measure) $10,307 13.3% Non-cash in-process research & development expense (1,900)
  Non-cash stock-based compensation expense             (177)
  NDCHealth transition and integration-related
   expenses                                              (83)
                                                     -----------------
  Operating income                                    $8,147     10.5%
                                                     -----------------
Hospital Solutions:
  Adjusted operating income (a non-GAAP measure) $10,594 24.3% Non-cash in-process research & development expense (2,800)
  Non-cash stock-based compensation expense             (117)
  NDCHealth transition and integration-related
   expenses                                             (146)
                                                     -----------------
  Operating income                                    $7,531     17.3%
                                                     -----------------
Pharmacy Solutions:
  Adjusted operating income (a non-GAAP measure) $4,209 14.3% Non-cash in-process research & development expense (8,600)
  Non-cash stock-based compensation expense             (114)
                                                     -----------------
  Operating loss                                     $(4,505)  (15.3)%
                                                     -----------------
Corporate:
   Adjusted operating loss (a non-GAAP measure)      $(6,578)
   Non-cash stock-based compensation expense            (523)
   NDCHealth transition and integration-related
    expenses                                          (3,896)
                                                     -----------------
   Operating loss                                   $(10,997)
                                                     -----------------

Consolidated:
  Adjusted operating income (a non-GAAP measure)     $18,532     12.7%
  Non-cash in-process research & development expense (13,300)
  Non-cash stock-based compensation expense             (931)
  NDCHealth transition and integration-related
   expenses                                           (4,125)
                                                     -----------------
  Operating income                                      $176       --
                                                     =================

The Company believes adjusted operating income, which excludes non-cash in-process research & development expense, non-cash stock-based compensation expense and NDCHealth merger-related expenses is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's current financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

                       PER-SE TECHNOLOGIES, INC.
       RECONCILIATION OF ADJUSTED INCOME AND EPS FROM CONTINUING
     OPERATIONS TO GAAP INCOME AND EPS FROM CONTINUING OPERATIONS
            (unaudited, in thousands except per share data)

                                                      Quarter
                                                       ended
                                                      March 31,
                                                       2006     EPS
                                                      -------- -------
Adjusted consolidated operating income (a non-GAAP
 measure)                                             $18,532
 Interest expense, net                                 (7,881)
 Taxes at previous cash-paying provision rate            (448)
                                                      --------
Adjusted income from continuing operations before
 full tax provision rate (a non-GAAP measure)          10,203   $0.24
 Non-cash increase in tax provision rate               (3,950)  (0.09)
                                                      -------- -------
Adjusted income from continuing operations after full
 tax provision rate (a non-GAAP measure)                6,253    0.15
 Non-cash in-process research & development
  expense                                             (13,300)  (0.31)
 Non-cash stock-based compensation expense, net
  of tax                                                 (559)  (0.01)
 NDCHealth transition and integration-related
  expenses, net of tax                                 (2,475)  (0.06)
 Tax benefit from partial reversal of deferred
  tax asset valuation allowance                         1,515    0.03
                                                      -------- -------
Loss from continuing operations (adjusted diluted EPS
 - a non-GAAP measure)                                 (8,566)  (0.20)
 Impact of share count (diluted versus basic)              --   (0.02)
                                                      -------- -------
Loss from continuing operations (basic and diluted
 EPS for  GAAP purposes)                              $(8,566) $(0.22)
                                                      ======== =======

The Company believes income and earnings per share from continuing operations, which excludes NDCHealth transition and integration-related expenses, non-cash stock-based compensation expense and non-cash in-process research & development write off expense and diluted earnings per share are additional meaningful measures of operating performance and facilitate comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its current performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

                       PER-SE TECHNOLOGIES, INC.
  RECONCILIATION OF ADJUSTED CASH FLOW FROM CONTINUING OPERATIONS TO
        GAAP CASH FLOW FROM CONTINUING OPERATIONS AND GUIDANCE
                      (unaudited) ($ in millions)

                                                     Q1       2006
                                                     2006    Guidance
                                                    ------ -----------

Adjusted cash flow from continuing operations
(a non-GAAP measure)                                $44.7  $100 - 110
Cash used for non-recurring merger-related costs    (21.6)   (37 - 33)
                                                    ------ -----------
Cash flow from continuing operations                $23.1    $63 - 77
                                                    ====== ===========


The Company believes cash flow from continuing operations, which excludes NDCHealth merger-related costs is a meaningful measure of operating cash flow generated from the "base business" and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these non-recurring items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future cash flow expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

                       PER-SE TECHNOLOGIES, INC.
                RECONCILIATION OF 2006 EBITDA GUIDANCE
                      (unaudited) ($ in millions)

                                                              2006
                                                             Guidance
                                                           -----------
Adjusted EBITDA (a non-GAAP measure)                       $142 - 147
  Depreciation & amortization expense                         52 - 51
                                                           -----------
Adjusted operating income (a non-GAAP measure)                90 - 96
  Non-cash in-process research & development expense           13 -13
  Non-cash stock-based compensation expense                     9 - 8
  NDCHealth transition and integration-related expenses        12 -10
                                                           -----------
Operating income                                             $56 - 65
                                                           ===========

The Company believes earnings before interest, taxes, depreciation and amortization expense (EBITDA), which excludes NDCHealth merger-related expenses, in-process research & development expense, and stock-based compensation expense is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

                       PER-SE TECHNOLOGIES, INC.
       RECONCILIATION OF 2006 ADJUSTED EARNINGS PER SHARE (EPS)
            FROM CONTINUING OPERATIONS GUIDANCE TO GAAP EPS
                              (unaudited)

                                                        2006 Guidance
                                                       ---------------

Adjusted income from continuing operations before
full tax provision rate (a non-GAAP measure)             $1.30 - 1.40
  Non-cash increase in tax provision rate              (0.49) - (0.53)
                                                       ---------------
Adjusted income from continuing operations after
full tax provision rate (a non-GAAP measure)              0.81 - 0.87
  Non-cash in-process research & development expense (0.31) - (0.31) Non-cash stock-based compensation expense,
   net of tax                                          (0.12) - (0.11)
  NDCHealth transition and integration-related
   expenses, net of tax                                (0.17) - (0.14)
  Tax benefit from partial reversal of deferred tax
   asset valuation allowance                              0.03 - 0.03
                                                       ---------------
Income from continuing operations                        $0.24 - 0.34
                                                       ===============

The Company believes income (earnings) per share from continuing operations, excluding NDCHealth transition and integration-related expenses, stock-based compensation expense, in-process research & development expense, the tax benefit from the partial release of the deferred tax asset valuation allowance, and impact of the increase in the GAAP tax provision rate is a meaningful measure of operating performance and facilitates comparisons to previously issued guidance that excluded these items. Internally, the Company uses these measures to evaluate its operational performance. The presentation of such non-GAAP measures enables investors to focus on expected period-over-period operating performance, without the impact of these items, and thereby enhances the user's overall understanding of the Company's expected financial performance and provides a better baseline for modeling future earnings expectations. The Company believes the inclusion of such non-GAAP measures provides consistency and comparability in its financial reporting and is provided in order to enable investors to evaluate how management views its business and to more thoroughly evaluate its expected performance compared to past performance. However, this information may be different from comparable information provided by other companies and should not be used in isolation or as an alternative to the Company's operating and other financial information as determined under U.S. generally accepted accounting principles.

    CONTACT: Per-Se Technologies Inc., Alpharetta
             Robert Borchert, 770-237-7539
             investors@per-se.com